UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2022

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On September 15, 2022, Ready Capital Corporation (the “Company”) and Sutherland Partners, L.P. (the “Operating Partnership”), the Company’s operating partnership subsidiary, entered into a note purchase agreement (the “Note Purchase Agreement”) with each purchaser identified on Appendix A (the “Purchasers”) to the Note Purchase Agreement, pursuant to which the Purchasers agreed to purchase directly from the Company $20.0 million aggregate principal amount of the Company’s 7.375% Senior Notes due 2027 (the “New Notes”). The New Notes will be issued as additional notes under the Indenture (as defined below), pursuant to which the Company previously issued $80.0 million aggregate principal amount of 7.375% Senior Notes due 2027 on July 25, 2022 (the “Existing Notes,” and together with the New Notes, the “Notes”). The New Notes will be fully fungible for U.S. federal income tax purposes with the Existing Notes, will be treated as a single series of debt securities with the Existing Notes for all purposes under the Indenture and will be issued under the same CUSIP and ISIN numbers as the Existing Notes. The issuance and sale of the New Notes was completed on September 16, 2022. The net proceeds from the sale of the New Notes were approximately $19.3 million, after deducting estimated transaction expenses payable by the Company. Following the issuance and sale of the New Notes, the aggregate principal amount of the Notes outstanding is $100.0 million.

The Company contributed the net proceeds from the sale of the New Notes to the Operating Partnership in exchange for the issuance by the Operating Partnership to the Company of a senior unsecured note with terms that are substantially equivalent to the terms of the New Notes. The Operating Partnership intends to use the net proceeds to originate or acquire target assets consistent with the Company’s investment strategy and for general corporate purposes. Prior to these anticipated uses, the Operating Partnership may use a portion of the net proceeds from this offering to temporarily reduce borrowings outstanding under the Company’s loan repurchase agreements or credit facilities and may invest the net proceeds in interest-bearing, short-term investments, including money market accounts, in each case that are consistent with the Company’s intention to continue to qualify as a real estate investment trust. The issue price to investors was $975 per $1,000 aggregate principal amount of the New Notes (plus accrued interest of $10.44792 per $1,000 aggregate principal amount of the New Notes from July 25, 2022 to, but not including, September 16, 2022). The New Notes were issued in minimum denominations of $2,000 and integral multiples of $1,000.

The New Notes were issued under the Indenture, dated August 9, 2017 (the “Base Indenture), as supplemented by the Third Supplemental Indenture, dated as of February 26, 2019 (the “Third Supplemental Indenture”), each by and between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), and the Eighth Supplemental Indenture thereto, dated as of July 25, 2022 (the “Eighth Supplemental Indenture,” and together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The Eighth Supplemental Indenture was previously filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2022 as Exhibit 4.3 to the Company’s Current Report on Form 8-K. The Third Supplemental Indenture was previously filed with the Commission on March 13, 2019 as Exhibit 4.7 to the Company’s Annual Report on Form 10-K. The Base Indenture was previously filed with the Commission on August 9, 2017 as Exhibit 4.1 to the Company’s Current Report on Form 8-K. The above description of the terms of the Indenture is qualified in its entirety by reference to the Indenture incorporated by reference into this Current Report on Form 8-K (this “Report”).

The New Notes were registered with the Commission pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-263756) (as the same may be amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the New Notes are described in the Company’s prospectus supplement dated September 15, 2022 as filed with the Commission on September 16, 2022, which relates to the offer and sale of the New Notes and supplements the Company’s prospectus, as filed with the Commission on March 22, 2022, contained in the Registration Statement.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Registration Statement in the Note Purchase Agreement. The representations, warranties and covenants set forth in the Note Purchase Agreement were made only for purposes of the Note Purchase Agreement, and only as of the specified dates provided therein. The representations, warranties and covenants in the Note Purchase Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties in their capacities as direct investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Note Purchase Agreement is filed as Exhibit 1.1 to this Report, and the information in the Note Purchase Agreement is incorporated into this Item 1.01 by this reference. The above description of the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement incorporated by reference into this Report.

The foregoing description of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of New Note, copies of which are filed or incorporated as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the New Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
1.1†	Note Purchase Agreement, dated September 15, 2022, by and among the Company, Sutherland Partners, L.P., Waterfall Asset Management, LLC, and each purchaser identified on Appendix A thereto
4.1*	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2017)
4.2*	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2019)
4.3*	Eighth Supplemental Indenture, dated as of July 25, 2022, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2022)
4.4	Form of 7.375% Senior Note (included in Exhibit 4.3)
5.1	Opinion of Alston & Bird LLP
8.1	Opinion of Alston & Bird LLP regarding certain tax matters
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of Alston & Bird LLP regarding certain tax matters (included in Exhibit 8.1)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.
*	Previously filed.

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: September 16, 2022	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer